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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

      We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1994 Stock Option Plan and Outside Directors' Stock Option Plan of Celeritek, Inc. of our report dated April 25, 2003, except for
Note 20 as to which the date is June 13, 2003, with respect to the consolidated financial statements and schedule of Celeritek, Inc. included in its Annual Report on Form 10-K for the year ended March 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP

Palo Alto, California
October 27, 2003